UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2012

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2012, Washington Real Estate Investment Trust, a Maryland real estate investment trust (“WRIT”), entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with SunTrust Bank, as administrative agent, issuing bank and lender, and SunTrust Robinson Humphrey, Inc., as a sole lead arranger and bookrunner. The Amended Credit Agreement renewed, amended and restated a credit agreement dated as of June 29, 2007, as amended (the “Existing Credit Agreement”), to, among other things, increase the capacity of the facility by $25 million, extend the term of the Existing Credit Agreement, which was scheduled to expire on June 29, 2012, by three years to June 25, 2015, and eliminate the requirement for guarantees from WRIT’s subsidiaries under certain circumstances. The following summary of the credit facility under the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

The Amended Credit Agreement increases its initial committed capacity from $75 million to $100 million. WRIT has also retained the option to further increase the capacity under the Amended Credit Agreement up to $200 million from $100 million to the extent banks (from the syndicate or otherwise) agree to provide the additional commitment. In addition, WRIT has the ability to further extend the maturity date of the facility for one additional year to June 25, 2016. Under the Amended Credit Agreement, WRIT has the ability to obtain letters of credit up to $20 million and swingline loans (payable on demand) up to $20 million.

On June 25, 2012, pursuant to the terms of the Amended Credit Agreement and WRIT’s credit facility with Wells Fargo Bank, National Association, the guarantees by all of WRIT’s subsidiary guarantors under the Amended Credit Facility and under the credit facility with Wells Fargo Bank were released. Under the Amended Credit Agreement, only subsidiaries of WRIT that (a) guarantee the indebtedness of WRIT or another subsidiary of WRIT or (b) own assets that are included in the determination of unencumbered pool value and have incurred recourse indebtedness will be required to be subsidiary guarantors under the Amended Credit Facility. Notwithstanding the foregoing, no subsidiary described in clause (a) will be required to be a guarantor if it (i) is the owner, directly or indirectly, of property securing other indebtedness and is prohibited from guaranteeing WRIT’s indebtedness, (ii) provides a limited recourse guarantee for other indebtedness secured by an indemnity deed of trust on property owned, directly or indirectly, by such subsidiary, and is prohibited from guaranteeing indebtedness other than such indebtedness secured by an indemnity deed of trust, or (iii) provides a limited recourse guarantee for other indebtedness, whereby the liability of such subsidiary is limited to customary exceptions to nonrecourse liability, so long as no such exception actually exists.

Syndicated revolving borrowings under the Amended Credit Agreement will bear interest at WRIT’s option of LIBOR plus 1.075% or the base rate plus 1.075%. The base rate is currently equal to the LIBOR market index rate. Fees for letters of credit issued under the facility are equal to 1.075% of the amount available under the letters of credit. Swingline borrowings under the new facility will bear interest at the base rate plus 1.075%. In addition, WRIT pays a facility fee currently equal to 0.175% of the $100 million committed capacity, without regard to usage. The spread over LIBOR or the base rate for revolving borrowings, the facility fee, the letter of credit fee and the spread over the base rate for swingline loans may be adjusted up or down based on changes in WRIT’s senior unsecured credit ratings. There are five stated pricing levels for (1) the spread over LIBOR for revolving borrowings and swingline loans, which range from 1.00% to 1.850%, and (2) the facility fee, which range from 0.150% to 0.450%, based upon WRIT’s senior unsecured credit rating.

As of June 25, 2012, revolving loans to WRIT in an aggregate principal amount of $75 million were outstanding under the facility.

The Amended Credit Agreement contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility. WRIT’s ability to borrow under the facility is subject to WRIT’s compliance with a number of financial covenants, affirmative covenants and other restrictions on an ongoing basis. The principal financial covenants affecting WRIT’s leverage under this facility are (1) tangible net worth must be at least $673,375,200 plus 80% of all equity WRIT has issued after March 31, 2012; (2) total indebtedness must not exceed 60% of total asset value; (3) secured debt must not exceed 35% of total asset value; (4) earnings before interest, taxes, depreciation and amortization (“EBITDA”) must be at least 150% of fixed charges; (5) net operating income from un-mortgaged assets must be at least 200% of unsecured interest expense; (6) unencumbered pool value must be at least 167% of consolidated unsecured indebtedness; and (7) restrictions on making certain investments if the aggregate value of an investment would exceed 15% of the value of WRIT’s total asset value. For purposes of these covenants, total asset value is calculated primarily as the sum of (a) WRIT’s quarterly EBITDA annualized then capitalized at 7.5%, (b) cash, cash equivalents (excluding tenant deposits and other restricted cash and cash equivalents) and readily marketable securities, (c) the current book value of construction in process, (d) the current book value of properties acquired during the most recent fiscal quarter and (e) the book value of unimproved land. Unencumbered pool value is generally calculated as the sum of WRIT’s quarterly net operating income from unencumbered properties annualized then capitalized at 7.5% plus the book value of unencumbered properties acquired during the most recent fiscal quarter.

The credit facility contains cross default provisions with WRIT’s other material indebtedness.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

4.1	Amended and Restated Credit Agreement, dated as of June 25, 2012, by and among Washington Real Estate Investment Trust, as borrower, the financial institutions party thereto as lenders, SunTrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner, and SunTrust Bank, as administrative agent.

99.1	Press release issued June 25, 2012 regarding the amended and restated unsecured revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin
Laura M. Franklin

Executive Vice President Accounting,
Administration and Corporate Secretary

Date: June 27, 2012